UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 22, 2014

JMP Group Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33448

Delaware	20-1450327

(State or other jurisdiction of	(IRS Employer

incorporation)	Identification No.)

600 Montgomery Street, Suite 1100

San Francisco, CA 94111

(Address of principal executive offices, including zip code)

415-835-8900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry in to a Material Definitive Agreement

On January 22, 2014, JMP Group Inc. (the “Company”) entered into an Underwriting Agreement with Keefe, Bruyette & Woods, Inc., Jefferies LLC and JMP Securities LLC, as representatives of the several underwriters named therein  (the “Underwriters”), providing for, among other things, the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of $42.0 million, in the aggregate, of the Company’s 7.25% Senior Notes due 2021 (the “Notes”).  The Underwriters may also purchase up to an additional $6.3 million of Notes from the Company at the public offering price, less the underwriting discount, within 30 days from the date of the prospectus supplement, to cover overallotments, if any.

The Notes were registered for offer and sold pursuant to an effective Registration Statement on Form S-3 (File No. 333-183619) filed with the Securities and Exchange Commission on August 29, 2012 (the “Registration Statement”), and a related prospectus and prospectus supplement filed with the Securities and Exchange Commission.

The public offering price of the Notes was 100.0% of the principal amount (i.e., $42.0 million). The Company will receive net proceeds after discounts and commissions, but before expenses, of approximately $40.7 million and will use such proceeds for general corporate purposes. If the Underwriters exercise the overallotment option in full, the total proceeds, before expenses, will be approximately $46.9 million.

The offering of the Notes is expected to close on January 29, 2014, subject to customary closing conditions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference and into the Registration Statement.

Item 8.01           Other Events

In connection with the offering of the Notes, the Company is filing as Exhibit 5.1 hereto an opinion of counsel addressing the validity of the Notes. Such opinion is incorporated by reference into the Registration Statement.

Item 9.01           Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

1.1

Underwriting Agreement, dated January 22, 2014, between JMP Group Inc. and Keefe, Bruyette & Woods, Inc., Jefferies LLC and JMP Securities LLC., as representatives of the several underwriters named therein.

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the Notes.

23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1 hereto).

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMP GROUP INC.

Date: January 28, 2014	By:	/s/ Scott Solomon
Scott Solomon

Chief Legal Officer and Secretary